UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report
January 29, 2010
(Date of earliest event reported)
Callon Petroleum Company
(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification Number)
incorporation or organization)
200 North Canal St.
Natchez, Mississippi 39120
(Address of principal executive offices, including zip code)
(601) 442-1601
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement
     The information in Item 2.03 below is incorporated herein by reference.
Section 2 — Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     On January 29, 2010, Callon Petroleum Company completed a $100 million Third Amended and Restated Senior Credit Agreement (the “Amended Credit Agreement”) by and among the Company, the “Lenders” described therein, and Regions Bank as the sole arranger and administrative agent. The Amended Credit Agreement provides for an initial borrowing base of $20 million, which will be reviewed and re-determined on a semi-annual basis. Currently there are no borrowings outstanding under the Amended Credit Agreement. The maturity date is September 25, 2012. The Amended Credit Agreement replaces the Company’s previous borrowing base facility. Borrowings are expected to be used for capital expenditures and general corporate purposes. The indebtedness of the Company under the Amended Credit Agreement is fully and unconditionally guaranteed by the Company’s wholly owned subsidiary, Callon Petroleum Operating Company (“CPOC”) and is secured by a first lien on substantially all of the assets of the Company and CPOC.
     The Company may borrow, repay and reborrow amounts up to the borrowing base from time to time. The Company may also have letters of credit issued for its account under the Amended Credit Agreement, in an aggregate amount of up to the lesser of $10 million or the difference of the borrowing base less any loans outstanding. Voluntary prepayments by the Company are permitted under the Amended Credit Agreement upon proper notice. Borrowings under the Amended Credit Agreement bear interest at the greater of 6.00% per annum or a LIBOR rate plus an applicable margin of 4.00%. In addition, the Company must pay to the Lenders a commitment fee of 0.50% per annum on the unused portion of the amount available under the Amended Credit Agreement.
     The Amended Credit Agreement contains covenants that will limit to an extent the ability of the Company to, among other things, incur or guarantee levels of additional indebtedness; create certain liens; pay dividends on or repurchase stock of the Company or its subsidiaries; or sell assets or merge with another entity. There are also customary financial covenants under the Amended Credit Agreement, including a maximum leverage ratio, a minimum interest coverage ratio and a minimum current ratio. The Amended Credit Agreement includes events of default, which are also customary for facilities of this type including provisions under which, upon the occurrence of an event of default, all outstanding loans under the Amended Credit Agreement may be accelerated.
     The foregoing description of the Amended Credit Agreement is qualified in its entirety by reference to the Amended Credit Agreement and related documents, copies of which are filed as Exhibits 10.1 through 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.
Section 7 — Regulation FD

Item 7.01	Regulation FD Disclosure
     A copy of the press release announcing the foregoing transaction is attached as Exhibit 99.1 to this Form 8-K. This press releases shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits
     (c) Exhibits

Exhibit
Number	Title of Document

10.1	Third Amended and Restated Credit Agreement dated as of January 29, 2010, by and among Callon Petroleum Company, the “Lenders” described therein, and Regions Bank, as Administrative Agent, Documentation Agent and Syndication Agent and as an Issuing Lender.

10.2	Third Amended and Restated Revolving Promissory Note dated January 29, 2010

10.3	Third Amended and Restated Guaranty Agreement dated January 29, 2010.

99.1	Press Release dated February 1, 2010 announcing Amended Credit Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
February 2, 2010	By:	/s/ B.F. Weatherly
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit
Number	Title of Document

10.1	Third Amended and Restated Credit Agreement dated as of January 29, 2010, by and among Callon Petroleum Company, the “Lenders” described therein, and Regions Bank, as Administrative Agent, Documentation Agent and Syndication Agent and as an Issuing Lender.

10.2	Third Amended and Restated Revolving Promissory Note dated January 29, 2010

10.3	Third Amended and Restated Guaranty Agreement dated January 29, 2010.

99.1	Press Release dated February 1, 2010 announcing Amended Credit Agreement.

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